Registration number: N 375/98                                       Page One
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                     NZ 371/98





                                      COPY



                                 NOTARIAL RECORD




written in a notary's office before me, JUDr. Ivana Demutova, a notary public in atec, at Obrancu miru 315, 438 01 atec on 12 November 1998, i.e. the twelfth day of November nineteen ninety-eight. A person who I do not know personally, who has declared to have capacity to legal acts and who has proved his identity through his valid identity card is present: Ing. Emil Volkmann, personal identification number: 360822/056, residing at Louny, SNP 1863, the Mayor of Louny. He is an authorized representative of the single owner of Lounske tepelne hospodarstvi, spol. s r.o., with its registered office at Louny, Benese z Loun 185, Company Identification Number: 62243179, recorded in the Commercial Register of the Regional Court in Usti nad Labem, Section C Insert 8193. The aforesaid authorized representative of the single owner had the following information recorded in this notarial record according to the resolutions of the Louny City Council Nos. 492/98, 493/98 and 494/98 as of 11 November 1998:

           DECISION OF THE SINGLE OWNER ACTING AS THE GENERAL MEETING

Firstly:  I am changing the Founder's Deed as of 15 November  1994,  reg. No. NZ
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165/94,  written by JUDr. Jaroslava Susicka, a notary public, with her office in
Louny, Na Valich 502, with an amendment as of 3 June 1996, reg. No. NZ 65/96, written by the same notary public, as follows:

1. the third sentence in the Article IX of the Founder's Deed shall be deleted;

2. the following text shall be inserted as the fourth sentence in Article XI of the Founder's Deed: "A share in the Company may be transferred by a company member to a third party pursuant to the Commercial Code s. 115."


Page Two:
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Secondly: I am changing the Articles of Association of the Company as follows:
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1.   The second sentence "The Louny City Council acts in this  function."  shall be deleted from Article III para. 1.
2. The sentence in Article III para. 4 of the Articles of Association shall be as follows: "The General Meeting is convened by executives by means of a written invitation", and the remaining text in the para. 4 shall be deleted.
3. The third, i.e. the last sentence "If none of the executives is present, the General Meeting is headed by the Louny Mayor or his deputy (hereinafter only the Chairman of the General Meeting)." in Article III para. 6 shall be deleted.
4. The words: "...and with the head of the local management department as a representative of the lessor..." shall be deleted from the first sentence in Article V para. 4 (b).
5. The words: "...and with the head of the local management department as a representative of the lessor..." shall be deleted from the first sentence in Article V para. 4 (c).
6. The words: "...and with the head of the local management department as a representative of the lessor..." shall be deleted from the first sentence in Article V para. 4 (d).
7. Article VII is to be replaced with the following text: "These Articles of Association were approved by the General Meeting of Lounske tepelne hospodarstvi, spol. s r.o., on 18 January 1995 and amended by the General Meeting of the Company on 20 December 1995, 29 January 1997 and 11 November 1998."

       The full  version of the  Articles of  Association  is  attached  hereto.
Thirdly: I am approving a transfer of a one hundred per cent share in Lounske tepelne hospodarstvi, spol. s r.o., with its registered office at Louny, Benese z Loun 185, to Severoceske teplarny, a.s., with its registered office at Most,
J. Seiferta 2179, 434 01 Most under terms and conditions approved in the City Council resolution No. 494/98 as of 11 November 1998.

       This notarial record has been written about the above mentioned facts. The person present has read it, approved it and signed it.

                         Ing. Volkmann, in his own hand
                                  City of Louny

                      JUDr. Ivana Demutova, in her own hand
                              Notary public in atec

         Mgr. Alena Zahradnikova, notary public in Most, Moskevska 1/14
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                                                                    Page One
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                                                                    N 1/99
                                                                    NZ 1/99



                                      COPY

                                 NOTARIAL RECORD



written in a notary's office by me, Mgr. Alena Zahradnikova, a notary public in Most, on the sixth day of January nineteen ninety-nine.

Participants who have declared to have capacity to legal acts and who have proved their identities through their valid identity cards are present:

Mr. Josef Vanura, personal identification number: 430608/102, residing at Vysoka Pec, Pysna 4, the Deputy Chairman of the Board of Directors of Severoceske teplarny, a.s., with its registered office at Most, J. Seiferta 2179, Company Identification Number: 46708065, and

Ing. Emil Volkmann, personal identification number: 360822/056, residing at Louny, SNP 1863, a member of the Board of Directors of Severoceske teplarny, a.s., with its registered office at Most, J. Seiferta 2179, Company Identification Number: 46708065.

Both of them, representing Severoceske teplarny, a.s., pursuant to a record in the Commercial Register, made this decision of the single owner having the capacity of a General
               Meeting pursuant to the Commercial Code s. 132 (1)

before me, a notary public in Most.

Firstly: Both of the participants present have declared that Severoceske teplarny, a.s., with its registered office at Most, J. Seiferta 2179, Company Identification Number: 46708065, is the single company member of Lounske tepelne hospodarstvi, spol. s r.o., with its registered office at Louny, Benese z Loun 185, Company Identification Number: 62243179, registered at the Regional Court in Usti nad Labem, Section C, Insert 8193.

Today, Severoceske teplarny, a.s., as the single company member of Lounske tepelne hospodarstvi, spol. s r.o., with its registered office at Louny, Benese z Loun 185, Company Identification Number: 62243179, made the following decision pursuant to the Act No. 513/91 Coll. s. 132, the valid version. They decided to change the Founder's Deed of the Company, as follows:

The second sentence "The organization of the Company's activities shall be governed by the Articles of Association." shall be deleted from Article XI of the Founder's Deed.


Page Two



Secondly: Severoceske teplarny, a.s., as the single owner of the aforesaid company and as the General Meeting of the company, cancels hereby the Articles of Association of Lounske tepelne hospodarstvi, spol. s r.o., as of 18 January 1995, as amended.

This notarial record has been written about the above mentioned facts. The participants present have read it, approved it and signed it.

Van ura, in his own hand                        Ing. Volkmann, in his own hand


                        A. Zahradnikova, in her own hand
                                  Notary public

I verify that this copy of a notarial record complies word-by-word with the notarial record No. NZ 1/99 as of 6 January 1999 and it is intended for Mr. Josef Van ura, residing at Vysoka Pec, Pysna 4.

Most, the sixth day of January nineteen ninety-nine



Round seal: Mgr. ALENA ZAHRADNIKOVA                   Signature: A. Zahradnikova
            NOTARY PUBLIC IN MOST                                Notary public

                                                                      Page One

                                                                       N 200/99
                                                                      NZ 188/99



                                      COPY

                                 NOTARIAL RECORD
                                 ---------------



written in a notary's office at Moskevska 1/14 by me, Mgr. Alena Zahradnikova, a notary public in Most, on the second day of December nineteen ninety-nine.

Participants who have declared to have capacity to legal acts and who have proved their identities through their valid identity cards are present:

1. Mr. Josef Van ura, personal identification number: 430608/102, residing at Vysoka Pec, Pysna 4, the Deputy Chairman of the Board of Directors of Severoceske teplarny, a.s., with its registered office at Most, J. Seiferta 2179, Company Identification Number: 46708065, and

2. Ing. Emil Volkmann, personal identification number: 360822/056, residing at Louny, SNP 1863, a member of the Board of Directors of Severoceske teplarny, a.s., with its registered office at Most, J. Seiferta 2179, Company Identification Number: 46708065.

Both of them, representing Severoceske teplarny, a.s., with its registered office at Most, J. Seiferta 2179, Company Identification Number: 46708065, that is the single owner of Lounske tepelne hospodarstvi, spol. s r.o., with its registered office at Louny, Benese z Loun 185, Company Identification Number:
62243179, made

           this decision of the single owner having the capacity of a General Meeting pursuant to the Commercial Code s. 132 (1)

before me, a notary public in Most.

Firstly: Both of the participants present declare that Severoceske teplarny, a.s., with its registered office at Most, J. Seiferta 2179, Company Identification Number: 46708065, is the single company member of Lounske tepelne hospodarstvi, spol. s r.o., with its registered office at Louny, Benese z Loun 185, Company Identification Number: 62243179. They have proved this fact by means of a Certificate of Incorporation issued by the Regional Court in Usti nad Labem where the Company is registered at Section C, Insert 8193.

Secondly: Severoceske teplarny, a.s., as the single owner of Lounske tepelne hospodarstvi, spol. s r.o., with its registered office at Louny, Benese z Loun 185, Company Identification Number: 62243179, decided, as the General Meeting of the aforesaid company, to change the registered office of the company. The new registered office shall be at 17. listopadu, Louny, zip code 440 01. The Founder's Deed, as amended, shall be changed hereby, i.e. the text of Article III thereof saying "The registered office of the company is at Louny, Benese z Loun 185." shall be replaced by " The registered office of the company is at 17. listopadu, Louny, zip code 440 01.


Page Two



This notarial record has been written about the above mentioned facts. The participants present have read it, approved it and signed it.

J. Van ura, in his own hand                     Ing. Volkmann, in his own hand


                        A. Zahradnikova, in her own hand
                                  Notary public

I verify that this copy of a notarial record made on 2 December 1999 complies word-by-word with the notarial record No. NZ 188/99 as of 2 December 1999 and it is intended for Severoceske teplarny, a.s., with its registered office at Most,
J. Seiferta 2179.



Round seal: Mgr. ALENA ZAHRADNIKOVA                 Signature: A. Zahradnikova
            NOTARY PUBLIC IN MOST                              Notary public